UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2024

XEROX HOLDINGS CORPORATION
XEROX CORPORATION
(Exact name of registrant as specified in its charter)

New York	001-39013	83-3933743
New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
201 Merritt 7
Norwalk, Connecticut, 06851-1056
(Address of principal executive offices)
(203)
849-5216
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	XRX	NASDAQ Global Select Market
Securities registered pursuant to Section 12(g) of the Act:
None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).

Xerox Holdings Corporation	Xerox Corporation

Emerging growth company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Xerox Holdings Corporation ☐	Xerox Corporation ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 11, 2024, the compensation committee (the “Compensation Committee”) of the board of directors of Xerox Holdings Corporation (together with Xerox Corporation, the “Company”) approved an amendment and restatement of the Officer Severance Program, which was originally established effective July 18, 2018 and subsequently amended effective January 18, 2020 and February 17, 2021 (the “Prior OSP,” and, as amended and restated, the “A&R OSP”).
The A&R OSP amends the Prior OSP to (i) extend the termination date of the program from December 31, 2024 to December 31, 2026, with automatic renewal on each January 1 thereafter for an additional one-year
period unless the Company notifies the eligible officers under the program of its intent to terminate the program, (ii) add a “termination for good reason” (as defined in the A&R OSP) as a payment trigger for eligible officers serving as the Chief Executive Officer or the President and Chief Operating Officer of the Company, and (iii) provide for continued vesting of any outstanding equity awards under the Company’s Performance Incentive Plan for eligible officers serving as the Chief Executive Officer or the President and Chief Operating Officer of the Company, in the event of such officer’s “termination for good reason” or any involuntary termination other than for “cause.”
Under the A&R OSP, in the event that an eligible officer experiences an involuntary termination other than for “cause” or, for the Chief Executive Officer or the President and Chief Operating Officer, a “termination for good reason,” the affected executive is eligible to receive (i) continued payment of base salary for one year (or, in the case of the Chief Executive Officer, two years), (ii) continuation of health and welfare benefits at similarly situated active employee rates during the salary continuance period, (iii) a prorated annual incentive award for the year of termination, and (iv) for eligible officers other than the Chief Executive Officer or the President and Chief Operating Officer, continued vesting of outstanding equity awards for the salary continuance period, at the Compensation Committee’s discretion, or for the Chief Executive Officer or the President and Chief Operating Officer, continued vesting of outstanding equity awards through the full term of each award, with performance awards being subject to the full performance period and paid based upon actual performance. The receipt of the severance benefits under the A&R OSP is conditioned on the executive’s execution of a release of claims in favor of the Company and a non-compete
and
non-solicitation
agreement.
The foregoing description of the A&R OSP does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R OSP, a copy of which is attached as Exhibit 10.1 to this Current Report on Form
8-K
and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Officer Severance Program, as amended and restated effective March 11, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XEROX HOLDINGS CORPORATION

By:	/s/ Flor M. Colón
Name:	Flor M. Colón
Title:	Secretary
Date: March 15, 2024

XEROX CORPORATION

By:	/s/ Flor M. Colón
Name:	Flor M. Colón
Titles:	Secretary
Date: March 15, 2024